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                                                                       EXHIBIT 5
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                     [MILES & STOCKBRIDGE P.C. LETTERHEAD]

                                 June 9, 2000


Precision Auto Care, Inc.
48 Miller Drive, S.E.
Leesburg, Virginia  20175

Ladies and Gentlemen:

          This opinion is submitted in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission on the date hereof. The Registration Statement registers 50,000 shares of Common Stock of Precision Auto Care, Inc., a Virginia corporation (the "Corporation") for use in connection with the Precision Auto Care, Inc. 2000 Outside Directors' Stock Plan (the "Plan"). The Plan contemplates that the shares of Common Stock subject to the Plan shall be reserved as authorized but unissued shares. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Registration Statement.

          As counsel to the Corporation, we have examined such corporate records, certificates and documents as we deemed necessary or appropriate for the purpose of this opinion. Based upon that examination and review, we advise you that in our opinion:

               (i) the Corporation has been duly incorporated, is validly existing and is in good standing under the laws of the Commonwealth of Virginia; and

               (ii) the Plan has been duly and validly authorized and adopted by the Board of Directors of the Corporation, and that to the extent that the operation of the Plan results in the issuance of shares of Common Stock of the Corporation, such shares of Common Stock have been duly and validly authorized and, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our opinion in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          Miles & Stockbridge P.C.


                                          By: /s/ John B. Frisch
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                                              Principal

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